               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                Quaker Fabric Corporation
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                           QUAKER FABRIC CORPORATION

                              941 GRINNELL STREET

                        FALL RIVER, MASSACHUSETTS 02721

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 23, 2003

                              -------------------

To: The Stockholders of QUAKER FABRIC CORPORATION

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of QUAKER FABRIC CORPORATION (the 'Company') will be held at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720, on May 23, 2003 at 10:00 a.m. for the following purposes:

        1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified; and

        2. To transact such other business as may properly be brought before the meeting and all adjournments thereof.

    The Board of Directors has fixed the close of business on April 4, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. The stock transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          CYNTHIA L. GORDAN
                                          Vice President, Secretary and
                                          General Counsel

Fall River, Massachusetts
April 18, 2003

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                           QUAKER FABRIC CORPORATION

                              941 GRINNELL STREET

                        FALL RIVER, MASSACHUSETTS 02721

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 23, 2003

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quaker Fabric Corporation (the 'Company' or 'Quaker') for the Annual Meeting of Stockholders to be held on May 23, 2003 at 10:00 a.m., local time, at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720. This Proxy Statement and the enclosed form of proxy were first sent to stockholders commencing on or about April 18, 2003. A copy of the Company's Annual Report for the fiscal year ended January 4, 2003 ('Fiscal 2002') is being sent to stockholders together with this Proxy Statement.

    The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegram, by directors, officers and employees of the Company who will receive no additional compensation therefor. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

    A stockholder who executes the accompanying form of proxy may revoke it
(i) by written notice of revocation or a later dated proxy sent to the Company at 941 Grinnell Street, Fall River, Massachusetts 02721, Attn: Cynthia L. Gordan, Vice President, Secretary and General Counsel, and received by the Company prior to the vote, or (ii) by personal attendance and withdrawal of the proxy at the Annual Meeting of Stockholders. All shares represented by valid proxies received pursuant to the solicitation and prior to the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.

                         VOTING SECURITIES OUTSTANDING

    Only stockholders of record at the close of business on April 4, 2003 will be entitled to vote at the Annual Meeting of Stockholders. As of March 24, 2003, the Company had outstanding 16,680,398 shares of Common Stock, par value $0.01 per share (the 'Common Stock'), which are the only outstanding voting securities of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table describes, as of March 24, 2003, shares of the Company's Common Stock held by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock (and the respective addresses of such beneficial owners), (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current directors and officers of the Company as a group, based on information furnished by the respective entities and individuals.

                            NAME                               SHARES     PERCENT
                            ----                               ------     -------
Larry A. Liebenow(1)(2).....................................  3,186,094    18.7%
Duncan Whitehead(1)(3)......................................  2,896,494    17.2%
Nortex Holdings, Inc.(4)....................................  2,824,094    16.9%
Deutsche Bank AG(5).........................................  1,220,300     7.6%
Dimensional Fund Advisors, Inc.(6)..........................  1,201,300     7.4%
Benson Associates, LLC(7)...................................    992,741     6.1%
Sangwoo Ahn(8)..............................................    564,081     3.4%
M. Beatrice Spires(1)(9)....................................    131,800     *
Jerry I. Porras(10).........................................    111,200     *
Thomas Muzekari(1)(11)......................................     82,550     *
Mark Hellwig(1)(12).........................................     68,810     *
Eriberto R. Scocimara(13)...................................     67,500     *
All executive officers and directors as a group
  (13 persons)..............................................  4,665,492    26.2%

---------

   *  Less than 1%

 (1)  The address for the named individual is c/o Quaker Fabric
      Corporation, 941 Grinnell Street, Fall River, Massachusetts
      02721.

 (2) Consists of (i) 95,000 shares of Common Stock owned directly by Mr. Liebenow, (ii) 267,000 shares of Common Stock which Mr. Liebenow will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined) and (iii) the shares of Common Stock beneficially owned by Mr. Liebenow through Nortex Holdings, Inc. ('Nortex Holdings.') Mr. Liebenow owns 80.11% of the outstanding shares of Nortex Holdings and is also the President and a director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (3) Consists of (i) 9,800 shares of Common Stock owned directly by Mr. Whitehead, (ii) 62,000 shares of Common Stock which Mr. Whitehead will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined), (iii) 600 shares of Common Stock held by Mr. Whitehead's children, and (iv) the shares of Common Stock beneficially owned by Mr. Whitehead through Nortex Holdings. Mr. Whitehead owns 19.89% of the outstanding shares of Nortex Holdings and is also an officer and director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (4) Consists of (i) 2,757,429 shares of Common Stock owned directly by Nortex Holdings, and (ii) 66,665 shares which Nortex Holdings has the right to acquire upon exercise of the Nortex Option (as hereinafter defined). The address of Nortex Holdings is 941 Grinnell Street, Fall River, Massachusetts 02721.

 (5) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003. The address for Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.

 (6) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2003. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401.

 (7) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2003. The address for Benson Associates, LLC is
      111 SW 5th, Suite 2130, Portland, OR 97204.

 (8) Includes (i) 306,281 shares of Common Stock owned directly by Mr. Ahn, (ii) 67,500 shares which Mr. Ahn has the right to acquire within the next 60 days under stock option agreements between Mr. Ahn and the Company, (iii) 23,000 shares of Common Stock held by his children, (iv) 157,300 shares of Common Stock held by his spouse, and (v) 10,000 shares of Common Stock held by the Ahn Family Foundation. Mr. Ahn disclaims beneficial ownership of the shares owned by his children, his spouse, and the Ahn Family Foundation. The address for Mr. Ahn is c/o Morgan Lewis Githens & Ahn, Two Greenwich Plaza, Greenwich, Connecticut 06830.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (9) Consists of (i) 12,300 shares of Common Stock owned directly by Ms. Spires, (ii) 30,500 shares of Common Stock which Ms. Spires has the right to acquire upon the exercise of options granted under the 1993 Stock Option Plan (as hereinafter defined), and (iii) 89,000 shares which she has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).

(10) Consists of (i) 43,700 shares of Common Stock held in a family trust for which Dr. Porras acts as a trustee and
      (ii) 67,500 shares of Common Stock which Dr. Porras has the right to acquire within the next 60 days upon the exercise of options granted under stock option agreements between Dr. Porras and the Company. The address for Dr. Porras is c/o Stanford University Graduate School of Business, Stanford, California 94305.

(11) Consists of (i) 12,550 shares of Common Stock owned directly by Mr. Muzekari, (ii) 22,500 shares of Common Stock which Mr. Muzekari has the right to acquire upon the exercise of options granted under the 1993 Stock Option Plan (as hereinafter defined), and (iii) 47,500 shares which he has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).

(12) Consists of (i) 10,810 shares of Common Stock owned directly by Mr. Hellwig and (ii) 58,000 shares of Common Stock which Mr. Hellwig has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).

(13) Consists solely of shares of Common Stock which Mr. Scocimara has the right to acquire within the next 60 days pursuant to stock option agreements between Mr. Scocimara and the Company. The address for Mr. Scocimara is c/o Hungarian-American Enterprise Fund, 1 East Putnam
      Avenue, Greenwich, Connecticut 06830.

                              -------------------

    Except as noted in the footnotes, the Company believes the beneficial holders listed in the table above have sole voting and investment power regarding the shares shown as being beneficially owned by them. Except as noted in the footnotes, none of such shares is known by the Company to be shares with respect to which the beneficial owner has the right to acquire such shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ('SEC'). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during Fiscal 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.

                               VOTING OF PROXIES

    Each stockholder is entitled to cast, in person or by proxy, one vote for each share of Common Stock held by such stockholder at the close of business on April 4, 2003. Stockholders do not have cumulative voting rights in the election of directors.

    On all matters submitted to the vote of the stockholders as described herein, a plurality (as to the election of the directors) and a simple majority (as to other matters) of the votes cast at the Annual Meeting will be determinative. All proxies in the form enclosed received by management, including those as to which no preference is indicated, will be voted, in the absence of instructions to the contrary, (i) for election of the nominees listed under the next heading as directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified, and (ii) with respect to such other business as may properly come before the meeting (or any adjournment thereof) in accordance with the judgment of the persons designated in the proxy. In the unanticipated event that any of the persons nominated as director cannot be a candidate at the Annual Meeting, all such proxies received will be voted in favor of such substituted nominee as shall be designated by the Board of Directors.

    With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee, or in similar representative or fiduciary capacity with authority to vote, or (ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

    A Board of four directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following four nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

                                                                                            BEGINNING
                                                                                         YEAR OF SERVICE
               NAME                 AGE                 POSITIONS/OFFICE                   AS DIRECTOR
               ----                 ---                 ----------------                   -----------
Sangwoo Ahn.......................  64    Chairman of the Board of Directors                  1993
Larry A. Liebenow.................  59    Director, President, and Chief Executive
                                          Officer                                             1989
Jerry I. Porras...................  64    Director                                            1997
Eriberto R. Scocimara.............  67    Director                                            1993

    All of the nominees are at present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or are withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute.

    Sangwoo Ahn. Mr. Ahn has served as a director of the Company since March 12, 1993 and as Chairman of the Board since May 19, 1993. Mr. Ahn has served as a general partner of Morgan Lewis Githens & Ahn, an investment banking firm, since 1982. Mr. Ahn also serves as a director of Kaneb Services, L.L.C., Kaneb Pipeline Partners, L.P., Xanser Corp., and PAR Technology Corp.

    Larry A. Liebenow. Mr. Liebenow has served as President, Chief Executive Officer, and a director of the Company since September 1989. From July 1983 until September 1989, Mr. Liebenow was Chairman of the Board and President of Nortex International, Inc. ('Nortex International'). From September 1971 to July 1983, Mr. Liebenow served as the Chief Operating Officer of Grupo Pliana, S.A., a Mexican yarn and upholstery fabric manufacturing concern.

    Jerry Ignacio Porras. Dr. Porras has served as a director of the Company since May 21, 1997. Dr. Porras is the Lane Professor of Organizational Behavior and Change, Emeritus at Stanford University's Graduate School of Business, where he has taught various courses on organizational behavior and change for the last thirty years. Since 1970, Dr. Porras has been the president of Jerry I. Porras Associates, Inc., a consulting firm which advises a wide variety of public and private organizations. Dr. Porras is also a co-owner of Stream Analytics, Inc., a software firm which develops applications for organizational diagnosis and change management. Dr. Porras also serves on the boards of directors of State Farm Auto Insurance Company, State Farm Life Insurance Company, and State Farm General Insurance Company.

    Eriberto R. Scocimara. Mr. Scocimara has served as a director of the Company since December 14, 1993. Since April 1, 1994, Mr. Scocimara has been the President and Chief Executive Officer of the

Hungarian-American Enterprise Fund, a private tax-exempt Delaware corporation established pursuant to Federal law for the purpose of promoting private enterprise in Hungary. Mr. Scocimara has been the President and Chief Executive Officer of Scocimara & Company, Inc., a financial consulting firm since 1984. Mr. Scocimara also serves as a director of Carlisle Companies Incorporated, Euronet Services, Inc. and Roper Industries, Inc.

    During Fiscal 2002, the Board of Directors held five meetings. Each continuing director nominated by management for re-election attended at least 75% of the aggregate of such meetings and the meetings of all committees of which each is a member.

COMMITTEES

    The Board has established an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee. The Compensation Committee, currently composed of Messrs. Ahn, Porras, and Scocimara, reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all officers of the Company. The Stock Option Committee, currently composed of Messrs. Ahn, Porras and Scocimara, administers the Company's stock option plans. The Nominating Committee, currently composed of Messrs. Ahn, Porras and Scocimara, is responsible for identifying individuals qualified to serve as members of the Board.

AUDIT COMMITTEE REPORT

    The Audit Committee acts pursuant to a written charter, amended and restated as of March 3, 2003, a copy of which is annexed hereto as Appendix A. In fulfilling its duties, the Audit Committee has: (a) reviewed and discussed the Company's audited financial statements for Fiscal 2002 with management;
(b) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received certain written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors' independence; and (d) based upon its review of the above, recommended to the Board that the Company's audited financial statements for Fiscal 2002 be included in the Company's Fiscal 2002 annual report on Form 10-K. The Audit Committee currently consists of Messrs. Ahn, Porras, and Scocimara, none of whom has any relationship to the Company that may interfere with the exercise of his independence from management or the Company. Mr. Scocimara has been determined by the Board to be an 'audit committee financial expert', as that term is defined by the Securities and Exchange Commission. The Audit Committee members are 'independent' as defined under listing standards of NASDAQ. The Audit Committee met five times during the fiscal year ended January 4, 2003 and each member attended all meetings, with the exception of Mr. Scocimara, who attended four meetings.

AUDITORS

    On June 14, 2002, the Audit Committee of the Board of Directors of the Company dismissed its independent accountants, Arthur Andersen LLP and, on June 14, 2002, the Company retained PricewaterhouseCoopers LLP as its new independent accountants. The Company's Audit Committee is responsible for the selection and replacement of the Company's independent accountants. PricewaterhouseCoopers LLP reviewed the Company's financial statements for its second and third quarters of Fiscal 2002, and audited the Company's financial statements for Fiscal 2002, which ended January 4, 2003.

    Set forth below is certain information relating to the aggregate fees billed by the Company's auditors for professional services rendered during Fiscal 2001 and Fiscal 2002. The information is being reported in accordance with the new SEC disclosure rules that will become effective on May 6, 2003.

AUDIT FEES

    Arthur Andersen LLP billed the Company aggregate fees of $183,000 for professional services rendered in connection with (i) the audits of the annual financial statements of the Company; (ii) the reviews of the financial statements included in the Quarterly Reports of the Company; and (iii) SEC filings and accounting consultations arising as part of the audit for Fiscal 2001.

    Arthur Andersen LLP billed the Company aggregate fees of $8,500 in connection with the review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the first quarter of Fiscal 2002. PricewaterhouseCoopers LLP billed the Company aggregate fees of $160,000 for professional services rendered in connection with (i) the audits of the annual financial statements of the Company; (ii) the reviews of the financial statements included in the Quarterly Reports on Form 10-Q for the second and third quarters of Fiscal 2002; and (iii) SEC filings and accounting consultations arising as part of the audit for Fiscal 2002.

AUDIT-RELATED FEES

    Arthur Andersen LLP billed the Company aggregate fees of $8,500 for audit-related services for Fiscal 2001 in connection with audits of employee benefit plans. Additionally, Arthur Andersen LLP billed the Company fees of $486,983 for services rendered to the Company in Fiscal 2001 associated with a terminated acquisition effort.

    PricewaterhouseCoopers LLP billed the Company aggregate fees of $10,000 for audit-related services rendered to the Company for Fiscal 2002. The services comprising the fees billed in this category related to audits of employee benefit plans.

TAX FEES

    Arthur Andersen LLP billed the Company aggregate fees of $181,075 for tax services rendered to the Company for Fiscal 2001. The services comprising the fees billed in this category included those related to tax planning, compliance and advisory services.

    Arthur Andersen LLP and PricewaterhouseCoopers LLP billed the Company aggregate fees of $117,000 and $119,800, respectively, for tax services rendered to the Company for Fiscal 2002. The services comprising the fees billed in this category included those related to tax planning, compliance and advisory services.

ALL OTHER FEES

    Neither Arthur Andersen LLP nor PricewaterhouseCoopers LLP rendered any services to the Company other than the services described above under Audit Fees, Audit-Related Fees and Tax Fees for either Fiscal 2001 or Fiscal 2002.

    Representatives of the Company's independent auditors are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

DIRECTORS' REMUNERATION

    For their services as directors of the Company, each of Messrs. Ahn, Porras, and Scocimara is paid a $25,000 annual retainer and is entitled to receive a $1,000 fee for each Board and Committee meeting attended.

    Effective December 13, 2002, the Company granted to each of Messrs. Ahn, Porras and Scocimara an option, fully exercisable at any time prior to December 12, 2012, to purchase 10,000 shares of Common Stock at an exercise price of $7.04 per share. For a period of three months following the termination of directorship for any reason except for cause (as defined in each option agreement), the optionholder may exercise that portion of the options which were otherwise exercisable on the date of termination. Upon termination of the directorship for cause, all unexercised options would be forfeited.

    All directors are reimbursed for all out-of-pocket expenses incurred by them in connection with their attendance at Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Ahn, Porras and Scocimara. Mr. Liebenow, who is President, Chief Executive Officer and a director of the Company, participates in all discussions and decisions regarding salaries, benefits and incentive compensation for all employees of the Company, except discussions and decisions relating to his own salary, benefits and incentive compensation.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued by the Company for services rendered during 2000, 2001 and 2002 to the Chief Executive Officer of the Company and to each of the four other most highly compensated executive officers of the Company whose total cash compensation for 2002 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                                  AWARDS
                                                                               ------------
                                                ANNUAL COMPENSATION             SECURITIES
                                           ------------------------------       UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR   SALARY($)      BONUS($)       OPTIONS(#)    COMPENSATION($)
      ---------------------------          ----   ---------      --------       ----------    ---------------
Larry A. Liebenow ......................   2002    660,000         --             90,000(2)        50,063(6)
  President and Chief Executive Officer    2001    640,000         --             90,000(3)        48,863(7)
                                           2000    618,000       210,120(1)      135,000(4)        48,138(8)

M. Beatrice Spires .....................   2002    320,000         --             30,000(2)        21,786(6)
  Vice President -- Design and             2001    295,000         --             30,000(3)        21,822(7)
  Merchandising                            2000    258,000        87,720(1)       45,000(5)        20,718(8)

Mark Hellwig ...........................   2002    285,000         --             30,000(2)        17,500(6)
  Vice President -- Supply Chain           2001    256,000         --             30,000(3)        15,760(7)
  Management                               2000    247,000        83,980(1)       45,000(5)        14,660(8)

Duncan Whitehead .......................   2002    240,000         --             30,000(2)        28,577(6)
  Vice President -- Research and           2001    225,000         --             30,000(3)        27,709(7)
  Development                              2000    206,000        70,040(1)       45,000(5)        27,113(8)

Thomas Muzekari ........................   2002    227,000         --             30,000(2)        14,020(6)
  Vice President -- Sales                  2001    220,000         --             30,000(3)        13,600(7)
                                           2000    206,000        70,040(1)       45,000(5)        12,374(8)

---------

(1) Consists of a bonus paid in 2001 attributable to 2000 operations.

(2) Represents an option to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on December 13, 2002, the date of grant.

(3) Represents an option to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on December 14, 2001, the date of grant.

(4) Represents options to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over five years beginning on (i) May 18, 2000, with respect to the grant of an option to purchase 60,000 shares, and (ii) December 14, 2000, with respect to the grant of an option to purchase 75,000 shares.

(5) Represents options to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over five years beginning on (i) May 18, 2000, with respect to the grant of an option to purchase 20,000 shares, and (ii) December 14, 2000, with respect to the grant of an option to purchase 25,000 shares.

(6) Includes the Company's payment of $39,600, $19,200, $17,100, $14,400 and $13,620 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires,
     Mr. Hellwig, Mr. Whitehead and Mr. Muzekari, respectively, under the Company's Retirement Plan (as hereinafter defined); the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires', Mr. Hellwig's, Mr. Whitehead's and Mr. Muzekari's accounts under the Company's 401(k) plan; the Company's payment of $10,063 and $13,777 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; and $2,186 of imputed interest

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998, repayable in 60 equal monthly installments beginning January 1, 2001.

(7) Includes the Company's payment of $38,400, $17,700, $15,760, $13,500 and $13,200 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires,
     Mr. Hellwig, Mr. Whitehead and Mr. Muzekari, respectively, under the Company's Retirement Plan (as hereinafter defined); the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires', Mr. Hellwig's, Mr. Whitehead's and Mr. Muzekari's accounts under the Company's 401(k) plan; the Company's payment of $10,063 and $13,809 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; and $3,722 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998.

(8) Includes the Company's payment of $37,656, $15,560, $14,260, $12,847 and $11,974 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires,
     Mr. Hellwig, Mr. Whitehead and Mr. Muzekari, respectively, under the Company's Retirement Plan (as hereinafter defined); the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires' Mr. Hellwig's, Mr. Whitehead's and Mr. Muzekari's accounts under the Company's 401(k) plan; the Company's payment of $10,082 and $13,866 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; and $4,758 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                  ---------------------------------------------------------      ANNUAL RATE OF
                                    NUMBER OF                                                      STOCK PRICE
                                   SECURITIES                                                   APPRECIATION FOR
                                   UNDERLYING      % OF TOTAL                                  OPTION TERMS(3)(4)
                                  OPTIONS/SARs    OPTIONS/SARs   EXERCISE BASE   EXPIRATION   ---------------------
              NAME                GRANTED(#)(1)    GRANTED(2)     PRICE($/Sh)       DATE       5%($)       10%($)
              ----                -------------    ----------     -----------       ----       -----       ------
Larry A. Liebenow...............     90,000           17.6           7.04         12/12/12    398,471    1,009,768
M. Beatrice Spires..............     30,000            5.9           7.04         12/12/12    132,824      336,589
Mark Hellwig....................     30,000            5.9           7.04         12/12/12    132,824      336,589
Duncan Whitehead................     30,000            5.9           7.04         12/12/12    132,824      336,589
Thomas Muzekari.................     30,000            5.9           7.04         12/12/12    132,824      336,589

---------

(1) All such options were granted on December 13, 2002 and become exerciseable in five equal annual installments, the first installment becoming exerciseable one year after the date of grant.

(2) During Fiscal 2002, stock options representing an aggregate of 511,000 shares of Common Stock were granted by the Company to all employees as a group. Additionally, stock options representing 160,000 shares of Common Stock were granted by the Company to its officers on December 14, 2001 subject to shareholder approval, which was received on May 16, 2002.

(3) Represents gain before income taxes. The fair market value of the Common Stock on December 13, 2002 was $7.04 per share.

(4) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock.

OPTION/SAR EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning the fiscal year-end value of unexercised options held by the executives named in the Summary Compensation Table.

                       FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF       NUMBER OF        VALUE OF THE       VALUE OF THE
                                                           SECURITIES      SECURITIES       UNEXERCISED        UNEXERCISED
                                                           UNDERLYING      UNDERLYING       IN-THE-MONEY       IN-THE-MONEY
                                SHARES                    OPTIONS/SARs    OPTIONS/SARs      OPTIONS/SARs       OPTIONS/SARs
                               ACQUIRED                   AT FY-END(#)    AT FY-END(#)    AT FY-END($)(1)    AT FY-END($)(1)
                                  ON           VALUE      ------------   --------------   ----------------   ----------------
           NAME              EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
---------------------------  -----------    -----------   -----------    -------------      -----------       -------------
Larry A. Liebenow..........     --             --           445,041(4)       --              2,710,300            --
                                --             --           135,000(5)       --                --                 --
                                --             --            48,000(8)       12,000(8)         --                 --
                                --             --            24,000(9)       36,000(9)          35,520             53,280
                                --             --            30,000(10)      45,000(10)         86,700            130,050
                                --             --            18,000(11)      72,000(11)        --                 --
                                --             --            --              90,000(12)        --                 --
M. Beatrice Spires.........     40,000(2)     401,897        30,500(6)       --                165,186            --
                                --             --            45,000(5)       --                --                 --
                                --             --            16,000(8)        4,000(8)         --                 --
                                --             --             8,000(9)       12,000(9)          11,840             17,760
                                --             --            10,000(10)      15,000(10)         28,900             43,350
                                --             --             6,000(11)      24,000(11)        --                 --
                                --             --            --              30,000(12)        --                 --
Mark Hellwig...............     10,000(3)      51,520        30,000(7)       10,000(5)          79,200             26,400
                                --             --             8,000(9)       12,000(9)          11,840             17,760
                                --             --            10,000(10)      15,000(10)         28,900             43,350
                                --             --             6,000(11)      24,000(11)        --                 --
                                --             --            --              30,000(12)        --                 --
Duncan Whitehead...........     --             --           110,497(4)       --                672,926            --
                                18,000(3)      57,735        27,000(5)       --                --                 --
                                --             --            16,000(8)        4,000(8)         --                 --
                                 4,000(3)      31,790         4,000(9)       12,000(9)           5,920             17,760
                                 5,000(3)      46,787         5,000(10)      15,000(10)         14,450             43,350
                                --             --             6,000(11)      24,000(11)        --                 --
                                --             --            --              30,000(12)        --                 --
Thomas Muzekari............     22,500(2)     242,736        22,500(6)       --                124,200            --
                                22,500(3)      68,766        22,500(5)       --                --                 --
                                10,000(3)      59,387         6,000(8)        4,000(8)         --                 --
                                 4,000(3)      31,622         4,000(9)       12,000(9)           5,920             17,760
                                 5,000(3)      65,943         5,000(10)      15,000(10)         14,450             43,350
                                --             --             6,000(11)      24,000(11)        --                 --
                                --             --            --              30,000(12)        --                 --

---------

 (1) Based on a closing sales price of $6.89 per share as quoted on the Nasdaq National Market on January 3, 2003, the last trading date in Fiscal 2002.

 (2) Represents shares exercised and subsequently sold under the 1993 Stock Option Plan (as hereinafter defined).

 (3) Represents shares exercised and subsequently sold under the 1997 Stock Option Plan (as hereinafter defined).

 (4) Represents the indicated person's proportionate interest (based upon ownership of Nortex Holdings shares) in options granted by the Company to Nortex Holdings (the 'Nortex Option'). The exercise price of the shares covered by each option is $0.80 per share and the Nortex Option currently covers a total of 66,665 shares of Common Stock.

 (5) Represents options granted by the Company on May 21, 1997 to certain executive officers of the Company (the '1997 Stock Option Plan'). The exercise price of the shares covered by each option is $10.17 per share. The 1997 Stock Option Plan currently covers a total of 1,981,500 shares of Common Stock.

 (6) Represents options granted by the Company on April 13, 1993 to certain executive officers of the Company (the '1993 Stock Option Plan'). Such options were granted to Ms. Spires on March 18, 1996, and to Mr. Muzekari on
      March 4, 1996. The exercise price of the shares covered by each option is $2.75 per share as to 60% of the shares purchasable upon exercise of the option and $1.37 per share as to 40% of the shares purchasable upon exercise of the option. The 1993 Stock Option Plan currently covers a total of 92,630 shares of Common Stock.

 (7) Represents options granted by the Company on October 19, 1998 to Mr. Hellwig pursuant to the 1997 Stock Option Plan.
      The exercise price of the shares covered by each option is $4.25 per share.

 (8) Represents options granted by the Company on November 2, 1998 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $7.25 per share.

 (9) Represents options granted by the Company on May 18, 2000 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $5.40625 per share.

(10) Represents options granted by the Company on December 14, 2000 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $4.00 per share.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(11) Represents options granted by the Company on December 14, 2001 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $8.30 per share.

(12) Represents options granted by the Company on December 13, 2002 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $7.04 per share.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

    The Company is a party to an Employment Agreement, amended as of February 24, 1997, and further amended as of December 17, 1999 (the 'Employment Agreement'), with Larry A. Liebenow pursuant to which Mr. Liebenow serves as President and Chief Executive Officer of the Company on a full-time basis for the period ending March 12, 2005, subject to an automatic three-year extension unless terminated by the Company upon one year's prior notice.

    Mr. Liebenow may terminate the Employment Agreement at any time upon three months' prior notice. The Employment Agreement provides for a base salary of $600,000 (effective January 1, 1997), subject to annual increases as may be determined by the Board, as well as certain benefits and reimbursement of expenses. The Employment Agreement provides for annual bonuses in such amounts as the Board shall determine. Pursuant to the Employment Agreement, the Company has the right to terminate Mr. Liebenow's employment only for cause (as defined in the Employment Agreement). Upon voluntary termination of employment by Mr. Liebenow, termination of his employment for cause (other than conviction of a crime involving moral turpitude) or termination of his employment for any other reason (other than conviction of a crime involving moral turpitude), Mr. Liebenow will receive a lump sum payment equal to three times his prior year's base salary plus any bonus paid or payable with respect to the prior year. If the Employment Agreement had terminated as of January 1, 2003, Mr. Liebenow would have been entitled to receive $1,980,000. Payments and benefits payable to Mr. Liebenow as a result of a change-in-control are grossed up to offset applicable Federal excise taxes. The Employment Agreement also provides for the continuation of his salary through March 12, 2005 in the event Mr. Liebenow dies or becomes disabled or incapacitated. In addition, the Employment Agreement prohibits Mr. Liebenow from disclosing or using any confidential information of the Company or competing with the Company during the period of his employment and for one year thereafter.

    Effective December 17, 1999, the Company entered into change-in-control agreements (the 'CIC Agreements') with each of its vice presidents. The CIC Agreements provide that in the event of the termination of employment of a vice president in connection with a change-in-control of the Company, as that term is defined in the CIC Agreements, then such vice president would be entitled to a lump sum payment equal to one and one-half times the base salary and any bonus payable for the year preceding the change-in-the-control, plus certain other benefits. If the employment relationships of Ms. Spires, Mr. Hellwig, Mr. Whitehead and Mr. Muzekari had terminated on January 1, 2003 as a result of a change-in-control, they would have received $480,000, $427,500, $360,000 and $340,500, respectively, under the CIC Agreements.

INCENTIVE COMPENSATION PLAN

    The Company's annual executive incentive compensation plans (the 'EIC Plans'), in which all the Company's Vice Presidents participate, are designed to encourage the executives to work effectively together as a team and to establish a clear relationship between the Company's financial performance and overall executive compensation levels. The Company's EIC Plan is designed to encourage teamwork while also providing recognition of individual contributions. Pursuant to the terms of the 2002 EIC Plan, the Company's President and each Vice President would have been entitled to receive a cash bonus equal to 30% of his/her base salary if the Company had achieved its 2002 financial objectives and the Company officer had met his/her individual goals and objectives, with 80% of the executive's bonus based upon achieving the Company's 2002 operating income and return on capital employed goals, and 20% based on his or her individual performance. Individual bonuses of up to 40% of base salary would have been payable in the event the Company exceeded its 2002 financial goals by 30% or more and the executive met all of his or her individual performance objectives.

    The formulas resulted in total bonuses paid of $782,568 for EIC Plan year 2000, and no bonuses paid with respect to EIC Plan years 2001 and 2002. No payments are permitted under the EIC Plan to participants who resigned or were terminated for cause during the applicable EIC Plan year. Pro rata distributions would have been made with respect to any participant who died, retired, or whose employment was terminated without cause during the applicable EIC Plan year.

    The Company has adopted an EIC Plan for fiscal 2003 that is substantially similar to the 2002 EIC Plan.

DEFERRED COMPENSATION PLAN

    On July 16, 1992, the Company established a Deferred Compensation Plan (the 'Retirement Plan'), for the benefit of all of the Company's executive officers. Pursuant to the provisions of the Retirement Plan, the Company has agreed to provide certain benefits to each plan participant based on the value of accumulated contributions made under the Retirement Plan on their behalf and split-dollar variable life insurance contracts insuring the lives of each plan participant have been purchased to informally fund the Company's obligations under the Retirement Plan. The Company has established an irrevocable 'grantor' trust for the purpose of accumulating the amounts needed to pay benefits under the Retirement Plan and to hold the variable life insurance contracts. The Company has agreed to make annual contributions to the trust in an amount equal to 6% of the base salaries of all plan participants (or such higher amount as the Board of Directors may determine). The assets of the trust will be considered to be assets of the Company for purposes of satisfying the claims of the Company's general creditors.

    Among the benefits provided to each plan participant are a pre-retirement death benefit, a monthly retirement benefit payable over a 15-year period for a participant who terminates employment after attaining age 55 and completing at least five years of plan participation, and certain other amounts payable pursuant to the provisions of the Retirement Plan in the event a plan participant's employment with the Company is terminated as a result of a change-in-control, or the plan participant's employment with the Company is terminated prior to attaining age 55 and completing five years of plan participation. All balances due are immediately payable in the form of a single lump sum payment in the event of a change-in-control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Company's executive compensation program is based on the philosophy that a performance-based program that encourages ownership in the Company and provides management with meaningful economic incentives to improve the Company's financial performance will ensure both an annual and a long-term perspective by the management team. With this in mind, the program objectives are:

         To provide a competitive compensation program in order to attract, motivate, reward, and retain qualified personnel for positions of substantial responsibility.

         To serve as a management tool in focusing and directing the energies and efforts of key executives toward achieving individual and corporate objectives.

         To provide a long-term incentive for the executive to continue providing service to the Company by linking the success and prosperity of the individual to the success and prosperity of the Company.

    The Compensation Committee achieves these objectives through periodic performance reviews and related adjustments to the base salaries of the Company's executives, through cash bonuses awarded pursuant to the Company's annual incentive compensation plans, and through the Retirement Plan and stock option plans.

    Generally, when new executives are recruited by the Company, salary offers are based upon a review of the current salaries of the candidates, an assessment of their relative qualifications and a judgment of what salary would be required to hire a selected candidate. Thereafter, annual increases in each executive's salary are based upon the Company's overall performance, as well as upon an evaluation of the executive's individual performance. The performance measures used for performance evaluation purposes include both subjective measures, such as the attainment of agreed-upon departmental or corporate objectives, and various quantitative measures, such as the attainment of sales, productivity, or expense goals.

    In addition, while the performance measures used to evaluate each executive's performance vary from executive to executive, depending upon the executive's specific corporate responsibilities, they are, in every case, a function of the Company's strategy, business plan, and operating objectives for the year. For example, the performance criteria used to measure the performance of the Company's vice president of sales include, but are not limited to, sales and order rates in relationship to the Company's operating objectives for the period, expansion of the Company's international business pursuant to the Company's export strategy, market reaction to the introduction of new Company products, and maintaining department staffing levels at or below the Company's employment level objectives.

    The annual salary increases awarded to the Company's executives are generally higher, on a percentage basis, in years when the Company's overall performance has been good, and lower in those years when the Company's overall performance has not been as good. In addition, the Compensation Committee takes various external factors into consideration when reviewing the annual increases to be awarded to the Company's executives. These external factors include an evaluation of general economic conditions, the rate of inflation, and market demand for executives with skills comparable to those of the Company's senior managers.

    The Company's annual executive incentive compensation plans are designed to encourage the Company's executives to work effectively together as a team to maximize the Company's profitability. No bonus payments were made to any corporate officers with respect to the Company's fiscal 2001 and 2002 operations. The 2000 Executive Incentive Compensation Plan (the '2000 EIC Plan') set 30% of base salary as a targeted incentive opportunity for all executives, with 80% of the target award (24% of salary) based on achieving the Company's 2000 net income plan (before extraordinary adjustments), 20% of the target award (6% of salary) based on the attainment of agreed upon individual performance objectives, and a maximum award of 35% of base salary payable only in the event the Company's 2000 net income equaled or exceeded 120% of the Company's 2000 business plan objective and the executive had met all of his or her individual performance objectives. Proportionate bonuses of between 30 and 35% of base salary would have been payable in the event the Company's 2000 net income fell between 100 and 120% of the Company's business plan objective, and there would have been no individual awards if 2000 net income had been less than 100% of the Company's 2000 business plan objective. Pursuant to the terms of the 2000 EIC Plan, each 2000 EIC Plan participant's actual payout under the Plan was determined by Quaker's President and reviewed by the Compensation Committee of the Board of Directors, and bonuses of $782,568, in the aggregate, were paid to the Company's executives.

    The Retirement Plan provides a benefit which vests over five years and is based on accumulated contributions to the Plan over the executive's entire period of service. The level of contributions for any year is determined by a formula based on the executive's base salary for that year. This Plan is intended to provide each executive with an incentive to remain with the Company and to perform in a manner which will result in continuing salary increases.

    The stock option plans offer the Company's executives an incentive to perform in a manner which will result in an increasing price for the Company's stock, since the value of the options granted pursuant to these plans is directly related to the value of the Company's common stock. Options vest over a period of five years and, therefore, provide each executive with an incentive to remain with the Company. In determining the persons who are to receive options, the Compensation Committee considers the person's position, responsibilities, years of service, and accomplishments, as well as the individual's present and future value to the Company, the anticipated length of his future service, and other relevant factors. Options were granted to the Company's executives under the 1993 Stock Option

Plan and the 1997 Stock Option Plan (as herein defined) to provide each with a direct stake in the success of the Company and to support the Company's efforts to attract and retain qualified employees.

    Pursuant to the terms of the Employment Agreement, the Company's Compensation Committee reviews Mr. Liebenow's salary annually and concurrently determines what cash bonus, if any, should be paid to him with respect to the Company's performance during the fiscal year immediately preceding the review date. These reviews take place shortly after the Company's audited financial statements for the prior fiscal year become available and the salary increases and bonuses awarded to Mr. Liebenow are based on the Compensation Committee's evaluation of the Company's operating and financial performance under Mr. Liebenow's leadership during the review period, as measured by revenues and net income for the review period compared to (i) the business plan for the review period and, (ii) revenues and net income for the period immediately prior to the review period. For Fiscal 2000, Mr. Liebenow's base salary was increased in accordance with the criteria set forth above and his bonus for Fiscal 2000 was determined by the Compensation Committee and deemed to be appropriate, from a total compensation standpoint, in light of the Company's financial performance during the period. No bonus payments were made to Mr. Liebenow with respect to the Company's Fiscal 2001 or 2002 operations.

                                          Compensation Committee

                                          SANGWOO AHN
                                          JERRY I. PORRAS
                                          ERIBERTO R. SCOCIMARA

PERFORMANCE GRAPH

    The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG QUAKER FABRIC CORPORATION,
              NASDAQ MARKET INDEX, INDUSTRY INDEX AND PEER ISSUER

                           [PERFORMANCE CHART]

       COMPANY/INDEX/MARKET         1/02/1998    12/31/1998   12/31/1999   12/29/2000   12/28/2001   1/03/2003
       --------------------         ---------    ----------   ----------   ----------   ----------   ---------
Quaker Fabric.....................   $100.00        49.32        33.54        31.56        67.47        54.37
Peer Issuer.......................    100.00        40.40        33.03        10.89        21.24        47.16
Textile Manufacturing.............    100.00        95.46        61.70        54.28        67.41        65.48
NASDAQ Market Index...............    100.00       141.04       248.76       156.35       124.64        86.94

    The above graph compares the cumulative total stockholder return for the Company's Common Stock for the period beginning January 2, 1998 and ending January 3, 2003 with the comparable returns of two indexes and a peer issuer. The first index is the NASDAQ Market Index (NMS Industrials) and the second is a group consisting of the thirty-three textile manufacturing companies that currently compose the Media General Financial Services Textile Manufacturing Industry Group. Additional information concerning this group, including a listing of the companies included, is available at www.mgfs.com. The above graph also includes a comparison with a peer issuer, Culp Inc. (NYSE symbol 'CFI'). Culp Inc. has historically been included in a peer group index selected by the Company for its performance graphs. Over time, however, the other companies in that group have either concluded business operations, exited the Company's industry or are no longer publicly traded. As a result, and to provide stockholders with enhanced performance information relative to the Company's industry and peers, the Company has added the Media General Textile Manufacturing Group to its graph.

    For purposes of this comparison, the cumulative total stockholder return of each issuer within the Media General Textile Manufacturing Group has been weighted according to the respective issuer's stock market capitalization at the beginning of the period (January 2, 1998). This comparison assumes $100 invested on January 2, 1998 in the Company's Common Stock and $100 invested in each of the indexes. This comparison also assumes that all dividends have been reinvested.

CERTAIN TRANSACTIONS

    In 1998, the Company made a $75,000 loan to Ms. Spires in connection with her purchase of a home. Under the terms of the promissory note evidencing the loan, Ms. Spires must repay the full principal amount in sixty equal installments, which commenced on January 1, 2001. Interest is imputed on the loan at the applicable short-term federal rate.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company is not aware of any other matters to be brought before the Annual Meeting. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Any stockholder of the Company who desires to present a proposal at the 2004 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting must submit the proposal to the Company at its principal executive offices on or before December 18, 2003.

                                          By Order of the Board of Directors


                                          CYNTHIA L. GORDAN
                                          Vice President, Secretary and
                                          General Counsel

April 18, 2003

                                   APPENDIX A

                           QUAKER FABRIC CORPORATION

                            AUDIT COMMITTEE CHARTER
                    AMENDED AND RESTATED AS OF MARCH 3, 2003

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the quality and integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements that may have a material effect on the financial statements of the Company, and (3) the independence and performance of the Company's independent auditors.

    The members of the Audit Committee shall meet the requirements applicable to companies listed on the NASDAQ National Market including, but not limited to, those requirements pertaining to independence and experience. The members of the Audit Committee shall be appointed by the Board, and the Board shall determine that each member is 'financially literate,' and whether any members of the Audit Committee are 'audit committee financial experts' as that term is defined by the Securities and Exchange Commission (the 'SEC').

    The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee shall also meet separately at least quarterly with the independent auditors to discuss any matters that the Audit Committee or the independent auditors believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall make regular reports to the Board.

    In meeting its responsibilities, the Audit Committee is expected to:

         1. Provide an open avenue of communication between the Board and the Company's independent auditors, which firm shall report directly to the Audit Committee and be ultimately accountable to the Audit Committee and the Board, as representatives of the Company's shareholders.

         2.  Review and update the Committee's charter annually.

         3. Select and appoint the independent auditors, approve all audit engagement fees and terms, determine the funding, evaluate the performance of the independent auditors and review and approve the discharge of the independent auditors.

         4. Confirm and assure the independence of the independent auditors, including a review of such information as the independent auditors shall be required to provide in writing to the Audit Committee for this purpose.

         5. Approve, in advance, the provision by the auditor of all permissible non-audit services.

         6. Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

         7. Consider, in consultation with management and the independent auditors, the scope and plan of the independent auditors with respect to each annual audit of the Company's financial statements and, at the conclusion thereof, review, with management and the independent auditors, (i) the resulting annual audited financial statements, (ii) any audit difficulties and management's responses, (iii) any difficulties the auditor encountered, restrictions on the audit scope or activities, significant disagreements with management and, where applicable, accounting adjustments not accepted, communications with the auditor's national office and any 'management' letters issued.

         8. Review and discuss with management and the independent auditors the Company's Forms 10-Q and 10-K, including the financial statements and the Company's disclosures under 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' contained therein. Specifically, the Audit Committee shall review, with management and the independent auditors, (i) the major accounting principles and presentations, including changes in principles, (ii) management analysis regarding significant financial reporting issues and judgments, including alternative GAAP methods, and (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures.

         9. Resolve any disagreement between management and the independent auditors with respect to financial reporting.

        10. Establish, review and update periodically a code of ethical conduct for the Company and its employees and ensure that management has established a system to communicate the code.

        11. Review with the Company's counsel legal compliance matters, including corporate securities trading policies. Also, review any legal, regulatory or NASDAQ requirements that could have a significant impact on the Company's financial statements or otherwise require disclosure.

        12. Annually review the Company's general insurance and risk management programs to ensure that appropriate coverage is available and exposures understood.

        13. Discuss with management and the independent auditors, as appropriate, earnings press releases, as well as the Company's policies with respect to communications with analysts, rating agencies and shareholders.

        14. Establish policies to govern the hiring of employees or former employees of the Company's independent auditors.

        15. Review with management and the independent auditors the adequacy of the Company's internal system of audit, financial and disclosure controls, as well as any steps taken regarding deficiencies.

        16. Review and obtain at least annually a formal written report from the independent auditors delineating (i) the auditing firm's internal quality-control procedures, and (ii) any material issues raised within the preceding five (5) years by the auditing firm's internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm.

        17. Establish procedures for the receipt, retention and treatment of complaints about accounting, internal controls or auditing matters, including procedures for the anonymous submission of employee concerns about questionable accounting or auditing practices.

        18.  Review and approve all related-party transactions.

        19. Perform such other functions as may be assigned by law, the Company's by-laws or the Board.

    The Audit Committee shall have full authority to engage its own auditors, lawyers and other advisors as it may deem necessary and appropriate in meeting its responsibilities. The Audit Committee shall have sole authority to approve all related retention terms and fees, and the Company shall pay all such fees approved by the Committee.

                                      A-2




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1234-PS-03

                                  DETACH HERE                            ZQKR92

                                     PROXY

                           QUAKER FABRIC CORPORATION

                   Proxy Solicited by the Board of Directors
                       for Annual Meeting of Stockholders
                                  May 23, 2003

     The undersigned stockholder of QUAKER FABRIC CORPORATION (the "Company") hereby appoints Larry A. Liebenow and Cynthia L. Gordan, and either of them the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720 on May 23, 2003 at 10:00 A.M. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock; and the undersigned authorizes and instructs said proxies to vote as follows on the reverse side.

NOTE: PROXIES THAT ARE MARKED ABSTAIN WILL BE COUNTED AS PRESENT AT THE MEETING.


-----------                                                   -----------
SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
   SIDE                                                          SIDE
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


QUAKER FABRIC CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694




                              DETACH HERE                           ZQKR91

[X] Please mark                                                   |
    votes as in                                                   |____
    this example

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     1. ELECTION OF DIRECTORS:

         Nominees: (01) Sangwoo Ahn, (02) Larry A. Liebenow,
                   (03) Jerry I. Porras, (04) Eriberto R. Scocimara.

                     FOR    [ ]          [ ]  WITHHELD
                     ALL                      FROM ALL
                   NOMINEES                   NOMINEES


[ ]
   --------------------------------------
   For all nominees except as noted above

In their discretion, the holders of this proxy are authorized to vote upon such other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

Please date and sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each joint owner must sign. Executors, administrators, trustees, etc., should so indicate when signing and when more than one executor, etc. is named, a majority must sign. If signing for a corporation, please sign full corporate name by duly authorized officer.


Signature:                                          Date:
          -----------------------------------------      ----------------------

Signature:                                          Date:
          -----------------------------------------      ----------------------